UNITED STATES
SECURITIES AND EXCHANGE COMMISION
 Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

May 13, 2011
Date of Report (Date of Earliest Event Reported)

NATIONAL ASSET RECOVERY CORP.
 (Exact name of registrant as specified in its charter)

Commission File Number: 333-150135

Nevada	333-150135	04-3526451
(State of other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

9000 Burma Road, Suite 103
Palm Beach Gardens, FL 33403
(Address to principal executive offices, including zip code)

(561) 932-1422
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 210.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

In addition to the historical information contained herein, this Current Report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which may include, but not be limited to statements concerning plans, objectives, goals, strategies, prospects, revenues, liquidity and capital resources, financial needs and future performance, costs and expenditures. Such statements may be identified or qualified, without limitation, by words such as "likely," "will," "suggests," "may," "would," "could," "should," "expects," "anticipates," "estimates," "plans," "projects," "believes," or similar expression (and variants of such words or expressions). Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance, achievements and results may differ materially from those expressed, projected, or suggested in the forward-looking statements due to certain risks and uncertainties, including, but not limited to, our ability to raise additional financing or generate sufficient revenues to support our business strategies, our ability to compete with larger competitors, our dependence on the continued service of our current management, our ability to expand the market for our services and the other risks and uncertainties. The forward-looking statements contained herein represent our judgment as of the date of this Current Report on Form 8-K and we caution readers not to place undue reliance on such statements.

Item 8.01 Other Events

On May 13, 2011, the Company’s management discovered that on April 29, 2011, a criminal complaint was filed by the United States of America against Jeffrey Ray Senger alleging that on April 20-21, 2011, he participated in meetings and telephone calls to fraudulently promote the Company’s common stock.  United States of America v. Jeffrey Ray Senger, United States District Court for the Southern District of Florida, Case No. 11-2526-AMS.  The Company has commenced an investigation into these allegations and intends to fully cooperate with government authorities.  To the Company’s knowledge, Mr. Senger is not a shareholder and is not affiliated as an officer, director or employee of the Company.

Item 9.01 Financial Statements and Exhibits

None.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL ASSET RECOVERY CORP.

Dated: May 19, 2011	By:	/s/ William A. Glynn
Name: William A. Glynn
Title: Chief Executive Officer and Chief Financial Officer

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